Exhibit 10.46A

FIRST AMENDMENT TO AMENDED AND RESTATED
LOAN ORIGINATION AND PARTICIPATION AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN ORIGINATION AND PARTICIPATION AGREEMENT (“First Amendment”) is made and entered into as of this 27 day of September, 2012, by and between AgStar Financial Services, PCA, d/b/a ProPartners Financial (“ProPartners”), and CHS Capital, LLC, formerly known as Cofina Financial, LLC (“CHS”).
RECITALS
FIRST: ProPartners and CHS are parties to an Amended and Restated Loan Origination and Participation Agreement dated September 1, 2011 (the “Agreement”), which governs the terms under which ProPartners will purchase up to a 100% participation interest in certain loans originated by CHS.
SECOND: The parties hereto have agreed to amend the Agreement in accordance with the terms and conditions of this First Amendment.
NOW THEREFORE, in consideration of the foregoing recitals, the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ProPartners and CHS hereby agree as follows:
1.    Amendment to the Agreement. Section 2.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

2.01
CHS shall originate and make the Loans to Borrowers in accordance with the Loan Underwriting Criteria, the proceeds of which will be used to finance the Borrowers’ agricultural production or processing activities. ProPartners shall then purchase up to a 100% participation interest, or in the case of Cooperative/Commercial Loans, such portion of such Cooperative/Commercial Loan offered to ProPartners, from CHS (a “Participation Interest”) in each Loan (each, a “Participated Loan” and collectively, the “Participated Loans”), in an aggregate principal amount totaling up to $300,000,000 in accordance with the terms of this Agreement. Subject to the limitations set forth in this Agreement, ProPartners hereby grants CHS delegated authority to approve all Loans with a Commitment amount that is less than or equal to $1,000,000 and to administer ProPartners’ purchase of a Participation Interest in such Loans (“Delegated Authority Loans”). Each offer to purchase a Participation Interest (for purchase on the next Purchase Date) of Loans that are not Delegated Authority Loans shall be extended to ProPartners by delivery to ProPartners of a true and correct Loan Package with respect to such Loan and ProPartners may, in its sole discretion, purchase a Participation Interest in such Loans under the terms of this Agreement. With respect to all Loans that ProPartners is purchasing a Participation Interest and all Loans where ProPartners is being offered a Participation Interest, CHS shall deliver to ProPartners a true and correct list with respect to each such Loan setting forth the Commitment to the Borrower thereunder and the amount of any advances CHS has or will have made under each such Loan as of such Purchase Date, in each case with adequate supporting documentation of the amount of such advances.

2.    No Other Amendments. Except as expressly amended hereby, the Agreement shall remain unmodified and in full force and effect.
3.    Miscellaneous.

a.
All references in the Agreement to the term “this Agreement” shall hereafter be deemed to refer to the Agreement as amended by this First Amendment and as may be further amended, modified, restated or replaced pursuant to a written agreement signed by the parties hereto.

b.	This First Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

AGSTAR FINANCIAL SERVICES, PCA, D/B/A
PROPARTNERS FINANCIAL

By:	/s/Chris Mueller
Its:	President

CHS CAPITAL, LLC

By:	/s/Brian Legried
Its:	President

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